CONSENT OF RODEFER MOSS


We authorize the reissuance of our auditors report, dated January 7, 2002, on the financial statements of Texxon, Inc. as of and for the period ended December 31, 2001, in connection with the Filing of Form 10K for 2002.


/s/ RODEFER MOSS & CO, PLLC
April 15, 2003